EXECUTION COPY

FORBEARANCE AGREEMENT, LIMITED WAIVER AND CONDITIONAL
AGREEMENT TO AMEND THE LOAN DOCUMENTS

          FORBEARANCE AGREEMENT, LIMITED WAIVER AND CONDITIONAL AGREEMENT TO AMEND THE LOAN DOCUMENTS (this “Agreement’’) is entered into as of July 3, 2003, among ATLAS AIR, INC., a Delaware corporation (the “Company’’), ATLAS AIR WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS

     A. The Company, the Lenders and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 25, 2000 (as amended, modified, supplemented or restated from time to time prior to the date hereof, the “Credit Agreement”).

     B. Certain Potential Events of Default and Events of Default have occurred and are continuing under the Credit Agreement, including, without limitation, as a result of the failure of the Company to make payments of principal and interest as and when due under the Credit Agreement.

     C. The Company has requested that the Lenders (x) forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents while the Company implements a comprehensive debt restructuring program with respect to the Company and certain of its affiliates in accordance with the “Rules and Principles of the Financial Restructuring Program” set forth in the Restructuring Proposal Summary distributed to the Lenders on March 27, 2003 (without giving effect to any amendments or modifications thereto without the prior consent of the Administrative Agent, the “Program”) and (y) waive the application of the default interest provision under the Credit Agreement.

     D. Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders agree (x) to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents, (y) waive the application of the default interest provision under the Credit Agreement and (z) subject to the completion of definitive documentation satisfactory thereto, to the terms and conditions of an amendment to the Loan Documents, in each case as and to the extent set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Forbearance, (a) The Company and/or its Subsidiaries have (I) failed to make (x) a scheduled payment of principal in an amount equal to $1,871,999.98 that was due and payable under the Credit Agreement on April 25, 2003 and (y) an interest payment in an aggregate amount equal to $244,237.00 that was due and payable on April 14, 2003 (collectively, the “Payment Defaults”); (II) failed to deliver certain financial and other reports, certificates or information required to be delivered to the Administrative Agent and the Lenders, including but not limited to (x) quarterly financial statements and the related certificates due pursuant to Sections 5.1(i) and 5.1(iv) of the Credit Agreement for the fiscal quarters ended September 30, 2002 and March 31, 2003 and (y) annual financial statements and the related certificates due pursuant to Sections 5.1 (iii) and (iv) of the Credit Agreement for the Fiscal Year ended December 31, 2002 and has failed to comply with certain of its financial covenants under the Loan Documents; (III) the Company amended two Specified Leases without the prior written consent of the Administrative Agent and failed to deliver a copy of such amendments to the Administrative Agent within 15 Business Days of the execution thereof, in each case in violation of Section 6.12 of the Credit Agreement (the defaults referred to in preceding clause (II) and this clause (III), collectively, the “Covenant Defaults”) and (IV) defaulted in the payment of obligations under certain of its loan or lease documents and has failed to comply with other covenants in its other loan and lease documents (collectively, the “Cross Defaults,” and together with the Payment Defaults and the Covenant Defaults, the “Events”).

     (b) The Loan Parties acknowledge and agree that: (a) the Events are material in nature and constitute Events of Default and (b) the Loan Documents are legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. The Loan Parties further acknowledge and agree that, as a result of the Events, the Lenders are entitled to, among other things, exercise all rights and remedies under the Loan Documents, applicable law or otherwise.

     (c) Subject to the terms and conditions of this Agreement, and without waiving any Potential Events of Default or Events of Default that may now exist, the Lenders agree to forbear from enforcing their rights or remedies pursuant to the Loan Documents, applicable law or otherwise solely because of the Events (and any additional Potential Events of Default or Events of Default that may result from the Company’s failure to (w) make payments of principal and interest as required by the Credit Agreement as in effect on the date hereof, (x) comply with the covenants contained in Section 6.6 of the Credit Agreement, (y) comply with the other covenants contained in Sections 5 and 6 (other than Sections 6.1 (excluding a post-petition financing entered into in connection with a Pre-Negotiated Plan (as hereinafter defined), which does not prime the super-priority claims, liens or security interests of the Administrative Agent or the Lenders with respect to any portion of the Collateral (the “DIP Financing”)), 6.2 (excluding Liens incurred in connection with the DIP Financing), 6.4, 6.5, 6.8 and 6.12 (excluding the failure of Polar to pay (I) any management fees owed to the Company as and when such fees are due or (II) any lease payments owed to the Company pursuant to any existing aircraft leases)) of the Credit Agreement, unless the Requisite Lenders reasonably consider such failure to comply to be materially adverse to the interests of the Lenders or (z) satisfy its payment obligations under its other loan or lease documents or to comply with any other covenants contained in such other loan and lease documents, in each case on or after the date hereof) until the earliest to occur of the following (the “Agreement Termination Date”): (i) the date occurring 180 days after the Agreement Effective Date (the “Outside Date”), (ii) the occurrence of any Agreement Event of Default (as defined below), (iii) the date occurring 60 days after the exercise of any rights or taking of any action (other than the exercise of any rights or the taking of any action that has been stayed or suspended to the satisfaction of the Administrative Agent) against Holdings or any of its Subsidiaries by any party or parties (other than the Administrative Agent and the Lenders) with respect to claims asserted individually or in an aggregate amount in excess of $50,000,000, to or in respect of any loan or credit agreement or other document evidencing any Indebtedness or Contingent Obligation or any other material obligation (including any lease) (each such exercise of any such right or taking of any such action that has not been stayed or suspended to the satisfaction of the Administrative Agent, a “Third Party Action”), in each case, to which Holdings or any of its Subsidiaries is party (excluding the exercise of any rights or the taking of any action (x) against or with respect to any guaranteed investment contract pledged prior to the date hereof to owner participants under the Company’s EETC transactions (to the extent that the maximum aggregate amounts payable under such contracts does not exceed $50,000,000) and (y) by any issuer of any letter of credit solely in respect of any letter of credit (and any reimbursement agreement related thereto) issued prior to the date hereof for the benefit of owner participants under the Company’s EETC transactions (to the extent that the aggregate stated amount of such letters of credit does not exceed $18,200,000)), (iv) the taking of any action by Holdings or any Subsidiary thereof or the occurrence of any event which the Requisite Lenders reasonably consider to be materially adverse to the interests of the Lenders (it being understood and agreed that (w) the filing by Holdings and/or its Subsidiaries (other than AFL III) of a Pre-Negotiated Plan (as defined below), (x) the entering into agreements with, and making payments to, creditors and lessors of Holdings and its Subsidiaries pursuant to, and in compliance with the rules of, the Program, (y) the payment of up to $25,000,000 of principal and interest to the holders of the obligations under the Pass Through Trust Agreements and (z) the repayment of the GE Capital Loans in an aggregate amount of up to $6,900,000, in each case shall not be considered materially adverse to the interests of the Lenders), including, without limitation, the making of any lease, principal or interest payments by Holdings, the Company or their respective Subsidiaries, on or after March 20, 2003, in excess of $10,000,000 individually or in the aggregate (excluding the repayment of the GE Capital Loans and the payment of up to $25,000,000 of principal and interest to the holders of the obligations under the Pass Through Trust Agreements) in violation of the payment moratorium established by Holdings pursuant to the Program or (v) the Final Acceptance (as defined below) does not occur on or prior to the date occurring 60 days after the Agreement Effective Date (or such later date as may be agreed between the Company and the Administrative Agent). The Company shall within five Business Days of the Agreement Effective Date deliver to the Administrative Agent a schedule setting forth in reasonable detail (x) each payment made and not in accordance with the payment moratorium established pursuant to the Program, (y) a list of each Third Party Action and the status of each such action and (z) a list of the names of each secured creditor and lessor of Holdings and/or its Subsidiaries that is not participating in the Program and each claim thereof. At least once per month the Company shall update the schedule referenced in the immediately preceding sentence and promptly deliver same to the Administrative Agent. For the purposes of this Agreement, a “Pre-Negotiated Plan” means a pre-negotiated plan of reorganization filed by Holdings and/or its Subsidiaries (other than AFL III) 60 days from the commencement of a voluntary bankruptcy case under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), (i) providing the Lenders and the Administrative Agent with all of the consideration and treatment described herein (including, without limitation, that none of the Financed Aircraft have been rejected or abandoned), (ii) which has received confirmation on or before the deadline to transmit for voting the Pre-Negotiated Plan to creditors or other parties in interest from the Lenders’ financial advisor or an independent third party (the “Third Party”) reasonably satisfactory to the Administrative Agent in the form of a written report in form and substance satisfactory to the Administrative Agent that (x) the terms and conditions of this Agreement (and the modifications to the Loan Documents contemplated hereby) are no less favorable to the Lenders than the term sheet agreements (and the amendments to the leases and loan documents contemplated thereby) entered into with, or proposed to be implemented under such Pre-Negotiated Plan, with respect to the other secured lenders and lessors of Holdings and its Subsidiaries subject to the Program, taking all relevant facts and circumstances into account, including, without limitation, the terms of such term sheet agreements, such as payment terms, fees, consideration (including equity), covenants and maintenance and, with respect to leases, return conditions and (iii) providing, in all material respects, the Senior Notes with the treatment specified in the memorandum sent to the Administrative Agent by William Bradley under cover of letter dated June 9, 2003.

     (d) Notwithstanding any Potential Events of Default or Events of Default, the Administrative Agent and the Lenders consent to the Company participating in the CRAF Program on the basis provided in Section 4(d)(i) of each Aircraft Chattel Mortgage, provided however, that, in addition to and without limiting in any way the Company’s obligations under the Credit Documents, the Company hereby agrees that if any proceeds are paid to the Company in respect of an Event of Loss or any other loss with respect to any Financed Aircraft, the Company will hold such funds in trust for the benefit of the Lenders (in an amount that equals the lesser of (x) the aggregate amount of such funds and (y) the amount of the prepayment to the Lenders that would be required if an Event of Loss occurred with respect to such Financed Aircraft under Section 2.4B(iii)(c) or (d) of the Credit Agreement) and will promptly distribute such funds to the Administrative Agent for distribution to the Lenders.

     2. Limited Waiver. The undersigned hereby waive the application of Section 2.2E of the Credit Agreement for the period from and including November 15, 2002 through and including the Agreement Termination Date, provided that the limited waiver provided for herein shall be void ab initio upon the occurrence of an Agreement Event of Default.

     3. Escrow. Concurrently with the occurrence of the Agreement Effective Date (as defined below), the Company will (i) deposit in escrow with Deutsche Bank Trust Company Americas (the “Escrow Agent”) pursuant to an escrow agreement in form and substance satisfactory to the Company and the Administrative Agent, a payment in an amount equal to $902,664.75 with respect to past due interest owing on the Loans through and including June 30, 2003, determined (x) for the period from April 1, 2003 through and including April 13, 2003, as if the Applicable Margin for Eurodollar Rate Loans was 4.125%, (y) for the period from April 14, 2003, through and including May 31, 2003, as if the Applicable Margin for Base Rate Loans was 3.125% and (z) for the period from June 1, 2003 through and including June 30, 2003, as if the Loans were maintained as Eurodollar Loans and the Applicable Margin was 4.125% (the “Closing Payment”), (ii) pay the Administrative Agent for all fees and expenses owing to the

Administrative Agent as of the Agreement Effective Date and (iii) pay to White & Case LLP, Sage-Popovich, Inc. (“S-P”) and FTI Consulting, Inc. all outstanding fees and expenses together with the increased retainers that have been separately agreed to (to the extent not previously paid). In addition, the Company agrees to deposit with the Escrow Agent (x) on the Agreement Effective Date, all other payments which are set forth on Annex 1 hereto (each such payment, together with the interest due with respect to such payment, a “Restructured Payment”) and which became due and payable pursuant to such Annex 1 on or after June 1, 2003 and prior to the Agreement Effective Date and (y) on and after the Agreement Effective Date and prior to the Agreement Termination Date such Restructured Payments as and when such payments come due pursuant to Annex 1. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, unless the Company otherwise elects, from July 1, 2003 through and including the Agreement Termination Date, all Loans will be deemed to be maintained as Eurodollar Rate Loans with a one (1) month Interest Period applicable thereto and an Applicable Margin of 4.125%. The Escrow Agent will release the amounts referred to in the second preceding sentence to the Administrative Agent upon the execution of this Agreement by each Lender following receipt of all required internal credit approvals of such Lender, with such approvals to be evidenced by such execution (the “Final Acceptance”), and thereafter all Restructured Payments will be made directly to the Administrative Agent for distribution to the Lenders in accordance with Section 2.4C of the Credit Agreement. In the event Final Acceptance does not occur on or prior to the date occurring 60 days after the Agreement Effective Date (or such later date as may be agreed between the Company and the Administrative Agent), the Company will direct the Escrow Agent to return all escrowed amounts to the Company, and the Administrative Agent agrees to consent to such return, in which case the Administrative Agent shall have all rights and remedies under the Loan Documents or otherwise, provided that if Holdings or any of its Subsidiaries makes any payment of principal or interest to the holders of the obligations under the Pass Through Trust Agreements in violation of the payment moratorium established pursuant to the Program, a fraction, the numerator of which shall equal the aggregate amount of all such payments to such holders and the denominator of which shall equal the amount of principal and interest then due and owing to such holders, of all escrowed amounts (including amounts received by the Escrow Agent after the date of such payment) shall be immediately released to the Administrative Agent for distribution to the Lenders. Except for the circumstances set forth in the immediately preceding sentence, upon the termination of this Agreement all amounts held by the Escrow Agent will be delivered to the Administrative Agent for distribution to the Lenders.

     4. Terms and Conditions of Amendments to Loan Documents. The Company and the Lenders agree that as soon as practicable, the Lenders and the Company will enter into definitive documentation to amend the Loan Documents in accordance with the terms set forth below, it being understood and agreed that each Lender’s agreement pursuant hereto is subject to its satisfaction (in its sole and absolute discretion) with such definitive documentation:

          a. The Loan Documents will be amended to provide that from and after June 1, 2003 the Company will repay the outstanding principal balance of the Loans monthly in arrears in accordance with Annex 1 attached hereto. The outstanding principal amount of the Loans will bear interest at a rate per annum equal to (x) in the case of Eurodollar Rate Loans, LIBOR plus 4.125% and (y) in the case of Base Rate Loans, the Base Rate plus 3.125%, and such interest will be paid monthly in arrears.

          b. The financial covenants in the Credit Agreement will be modified by (i) deleting the existing interest coverage, leverage and minimum net worth covenants, (ii) retaining the existing minimum liquidity covenant and (iii) adding an additional a fixed charge coverage covenant, which retained and additional covenants shall, in each case, provide the Company with a reasonable financial cushion based upon the Company’s business plan projections and financial forecasts, which cushion shall be greater for the first twelve months after the implementation of the Program.

          c. Negative covenants in the Credit Agreement will be revised to permit upstream, downstream and cross guarantees by the Company, Holdings and Polar and to permit transfers of cash and other assets and liabilities among Atlas, Holdings and Polar, subject to such restrictions as are necessary and appropriate to maintain the Administrative Agent’s first priority perfected security interest in the Collateral and maintain the condition thereof.

          d. The Loan Documents will be amended to delete all provisions relating to the requirement to prepay the Loans based upon the ratio of the outstanding principal amount of the Loans to the Appraised Value of the Financed Aircraft.

          e. The covenants in Section 5 of the Credit Agreement will be amended to provide for monthly financial and other reports to be mutually agreed between the parties.

          f. The definition of GAAP in Section 1.1 of the Credit Agreement will be amended to allow for the calculations of the covenants and other provisions of the Credit Agreement to be based on the accounting principles used to prepare the December 31, 2002 year-end financial statements.

          g. Some or all of the covenants in Sections 5 and 6 of the Credit Agreement will be revised, amended or deleted as mutually agreed between the parties.

          h. The effectiveness of the amendments to the Loan Documents shall be subject to such conditions precedent as are typical for such amendments, including, without limitation, (i) the receipt of a legal opinion from counsel to the Company with respect to such matters as the Administrative Agent may reasonably request, (ii) the delivery of corporate documents, certificates and resolutions and (iii) the receipt of a written report in form and substance satisfactory to the Administrative Agent from the Third Party confirming that (x) the terms and conditions of the definitive amendments to the Loan Documents are no less favorable to the Lenders than the definitive amendments entered into with, or proposed and implemented under a plan of reorganization with respect to the other secured lenders and lessors of Holdings and its Subsidiaries subject to the Program, taking all relevant facts and circumstances into account, including, without limitation, the terms of the definitive amendments, such as payment terms, fees, consideration (including equity), covenants and maintenance and, with respect to leases, return conditions, (y) the aggregate amount of the obligations of Holdings and its Subsidiaries owed to their respective creditors and lessors are, after giving effect to the implementation of the Program, accurately set forth in the business plan for Holdings and its Subsidiaries to be delivered to the Lenders prior to the effective date of the amendments to the Loan Documents and (z) neither Holdings, the Company nor any of their Subsidiaries have entered into any agreement with GECAS (as defined below) or any other lessor relating to the assumption of leases within a time period shorter than the 180 day period provided to the Administrative Agent and the Lenders in paragraph 8 hereof (the “Third Party Confirmation”).

     5. Other Consideration. In consideration of the dilution of the Lenders’ existing guaranty by Holdings as a result of the implementation of the Program and the amendments described in this Agreement, upon final implementation of the Program, Holdings agrees to provide the Lenders, collectively, with a percentage of the restructured common equity of Holdings calculated by multiplying 5% by a fraction, the numerator of which is the outstanding principal amount of the Loans on the date hereof and the denominator of which is the present value (discounted at 8%) of the lease obligations owed by Polar and guaranteed by Holdings pursuant to six aircraft lease agreements with General Electric Capital Corporation, GE Capital Aviation Services, Inc. or their affiliates (collectively, “GECAS”) as of March 30, 2003 (which shall be subject to the same anti-dilution provisions afforded to GECAS).

     6. Engine Maintenance, (a) The Company agrees that at all times each of the engines included in the collateral under the Credit Agreement (the “Engines”) will be subject to an engine maintenance agreement with General Electric Aircraft Engines (“GEAE”), MTU or such other provider of engine maintenance services as may be acceptable to the Administrative Agent and the Requisite Lenders, in each case in accordance with an engine maintenance agreement that is in form and substance satisfactory to the Administrative Agent and the Requisite Lenders (it being understood and agreed that (x) any engine maintenance agreement with respect to any Engine that is not a “power by the hour” engine maintenance agreement or similar agreement that provides for the prepayment of maintenance expense shall not be satisfactory to the Administrative Agent and the Requisite Lenders and (y) the GEAE and MTU engine maintenance agreements as in effect on the date hereof are satisfactory to the Administrative Agent and the Requisite Lenders). Notwithstanding the foregoing, the Company may amend the existing GEAE and MTU engine maintenance agreements to reduce the hourly rate payable thereunder to the extent attributable to demonstrable hourly rate and materials cost savings with the relevant engine maintenance provider (as determined by the Administrative Agent) and to the extent that such reductions could not reasonably be expected to result in an increase in any “top-up” or “make-whole” or similar payment thereunder, provided that (x) each Engine shall at all times be subject to a minimum build standard in respect of each Part thereof of at least 2,000 cycles and (y) the Company will not remove any Part from an Engine if such Part has at least 2,000 cycles remaining (except as permitted by Section 27(b) hereof). In addition, the Company shall continue to comply with the terms of each such engine maintenance agreement (including making all payments when due thereunder) and not take any action with respect to any credits or equivalents thereof related to any Engine (or permit any action to be taken), if, in the opinion of the Administrative Agent, such action could cause the loss of any economic benefit available under any engine maintenance agreement applicable to such Engine (other than any loss resulting from the performance of maintenance on such engine in accordance with the applicable engine maintenance agreement or as specifically provided in the following sentence). The Company covenants and agrees that to the extent under the GEAE, MTU or any other engine maintenance agreement in effect with respect to any Engine, there is any surplus cash or credit with respect to any Engine after such Engine completes a shop visit and the terms of the engine maintenance agreement applicable to such Engine permit such surplus cash or credit to be allocated to other engines currently being overhauled by such engine maintenance provider pursuant to such agreement, such surplus will first be applied to or for the benefit of any other Engines and, second to the extent any such surplus can not be applied to or for the benefit of any other Engine, to or for the benefit of any other engine. In addition, the Company shall, at no material cost to the Company, assist the Administrative Agent, for the benefit of the Lenders, in obtaining the benefit of the credits or equivalents thereof relating to such Engines in the event that the Administrative Agent acquires possession of the Engines under each such engine maintenance agreement through direct contractual agreements between the Administrative Agent and such engine maintenance provider.

     (b) The Company agrees to make a written request to GEAE to authorize GEAE to discuss the status of the Company’s payment obligations in respect of the Engines under such agreement with the Administrative Agent and or its advisors, which request shall be made within 5 days after the date hereof. The Company agrees to provide the Lenders with a copy of its engine maintenance agreement with MTU and to provide MTU with a written authorization to discuss with the Lenders the status of the Company’s payment obligations in respect of the Engines under such agreement, in each case within 5 days after the date hereof.

     (c) The Company agrees to promptly, and in any event within 30 days of the Agreement Effective Date, appoint S-P as a third party provider with limited access to the maintenance module of SAP or an equivalent program (with no ability to enter or change data) and will provide to S-P such additional documents as S-P reasonably requests (and not available to S-P as a third-party provider). The Company will promptly take such actions as the Administrative Agent deems reasonably necessary to resolve each of the outstanding issues raised by S-P’s original or ongoing review of the Company’s maintenance records and procedures (including, without limitation, the resolution of all issues regarding the Company’s failure to maintain records for each Part constituting Collateral dating back to the date of manufacture of such Part (each such issue, a “back-to-birth traceability issue”) as provided in the immediately succeeding paragraph). Any dispute concerning any issues raised by S-P shall be resolved by an arbitrator reasonably satisfactory to the Company and the Requisite Lenders (it being understood and agreed that a request to resolve any back-to-birth traceability issues with respect to the Collateral in the manner set forth in the immediately succeeding paragraph shall be complied with in accordance with such paragraph and shall not be subject to such dispute resolution provision). The Company will pay the reasonable fees and expenses of S-P in connection with such review.

     (d) The Company agrees, within ten (10) Business Days after the Agreement Effective Date, to retain an independent third party advisory firm reasonably acceptable to the Administrative Agent pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, to promptly and diligently resolve any back-to-birth traceability issues identified by S-P with respect to the Engines within four months after the date of the retention of such advisory firm. The Company shall cause such advisory firm to issue a report to the Administrative Agent describing in reasonable detail the progress made by such advisory firm at the end of each month during such four month period and shall make such advisory firm available to discuss such progress with S-P at the end of each such month. If at the end of the first three months of such four month period, the Administrative Agent determines in its reasonable discretion that such advisory firm has not made thorough and diligent efforts to resolve all such back-to-birth traceabihty issues, S-P shall (at the Company’s expense) be retained by the Company at the end of the expiration of such four month period to resolve all remaining back-to-birth treaceability issues within an additional four month period. If at the end of the initial four month period any back-to-birth traceabihty issues remain outstanding with respect to any Engines, the Company covenants to resolve such issues by the replacement of any Part with an unresolved back-to-birth traceabihty issue at the next shop visit for such Engine; provided that (i) the Company shall not be required to spend more than $3,000,000 during the twelve month period commencing upon the expiration of the initial four month period or any twelve monthly period thereafter or $8,000,000 in the aggregate on and after the Agreement Effective Date to replace (x) any Parts and (y) any parts of the engines securing the AFL III Financing Agreement, in each case because of back-to-birth traceabihty issues, (ii) the amounts in the preceding clause (i) shall be net of any salvage value attributable to the removed Parts or parts, as the case may be, and (iii) the cost to replace any Part or part, as the case may be, that is scheduled to be (or otherwise would have been) removed at such shop visit shall not be included in the calculation in clause (i) of this proviso.

     7. Definitive Documents. The parties agree to enter into definitive documents to effect the agreements set forth herein by the Outside Date, however, it is hereby understood and agreed that each Lender’s agreement pursuant hereto is subject to its satisfaction (in its sole and absolute discretion) with such definitive documentation.

     8. Conditions Precedent. This Agreement shall become effective on the date (the “Agreement Effective Date”) when Holdings, the Company and the Requisite Lenders have signed a counterpart hereof (whether the same or different counterparts) and have delivered (including by way of facsimile) the same to the Administrative Agent, provided that no Lender shall be bound by the provisions of subclause (i)(z) of the first sentence of Section 3 or the third sentence of Section 3 until such Lender shall have signed a counterpart hereof.

     9. Implementation in Bankruptcy. If the Company determines that it is necessary or desirable to implement the Program through a Pre-Negotiated Plan, the Company and the Administrative Agent agree to propose to the bankruptcy court as part of first day pleadings a stipulation providing (i) in accordance with Section 111 0(a) of the Bankruptcy Code in all respects, for at all times prior to the effectiveness of the amendments to the Loan Documents, the compliance by the Company with its obligations under the Loan Documents, as modified by this Agreement and at all times after the effectiveness of the amendments to the Loan Documents described herein, an agreement to comply with the terms and conditions of the Loan Documents, as so amended, (ii) any payments made by Company pursuant to the requirements of clause (i) above to constitute adequate protection payments pursuant to Sections 361 and 363(c) of the Bankruptcy Code and (iii) the grant of an administrative claim as allowed by Section 507(b) of the Bankruptcy Code. Such stipulation will constitute an agreement within the meaning of Section 1110(a)(2)(A) of the Bankruptcy Code. In addition, the Company will perform its obligations (as same may be restructured pursuant to the Program) under the aircraft and engine leases with Atlas Freighter Leasing III, Inc. (“AFL III”). In the event a Pre-Negotiated Plan is not confirmed and the aircraft and engine leases with AFL III are not assumed by the Company by confirmation of a Pre-Negotiated Plan or separate court order, in each case within 180 days after the commencement of the Company’s Chapter 11 case (or such earlier date as Holdings, the

Company or any of their respective Subsidiaries has agreed with GECAS in connection with any agreement relating to the assumption of any GECAS lease agreements), then the right of the Administrative Agent and the Lenders to enforce their rights and remedies under the Loan Documents or to take possession of the Financed Aircraft or any property securing the obligations incurred in respect of the AFL III loan documents and aircraft and engine leases shall not be affected by Sections 362, 363 or 1129 of the Bankruptcy Code or by any power of the court to enjoin the taking of possession of such property.

     10. Remedies Cumulative; No Waiver. The respective rights, powers and remedies of the Administrative Agent and the Lenders in this Agreement and in the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or equity and no failure or delay on the part of the Administrative Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Other than as set forth in paragraphs 1, 2 and 3 of this Agreement, nothing contained in this Agreement or in any prior communications between or among the Loan Parties, the Administrative Agent and the Lenders shall constitute a modification or waiver of any rights or remedies that the Administrative Agent or the Lenders may have under the Loan Documents and applicable law. The Administrative Agent and the Lenders expressly reserve and preserve all of their rights and remedies available to them under the Loan Documents, applicable law or otherwise.

     11. Defaults and Remedies. It shall constitute an immediate event of default under this Agreement (an “Agreement Event of Default”) if (i) any Loan Party fails to perform or observe any covenant, term, agreement or condition in this Agreement or any representation or warranty made in this Agreement proves to be incorrect in any material respect, (ii) the Company fails to make any Restructured Payment as and when required pursuant to Annex 1 or (iii) the Company shall fail to pay when due any amount owing in respect of the fees and expenses of White & Case LLP, FTI Consulting, Inc. or S-P. Upon the Agreement Termination Date, this Agreement shall terminate and have no further force and effect (other than with respect to paragraphs 23, 24, 25 and 26, which shall survive the termination of this Agreement). The Loan Parties specifically agree that, upon and at any time after the Agreement Termination Date, the Lenders, upon written notice to the Company (although no notice shall be required in the case of an Event of Default under Sections 7.6 or 7.7 of the Credit Agreement), may, in their sole discretion, exercise or enforce any or all of their rights and remedies under this Agreement, the Loan Documents, and/or applicable law, against the Company, Holdings or any other Person.

     12. Entireties. This document represents the final agreement between the parties about the subject matter of this document and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     13. Amendment and Waiver. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by the Loan Parties and the Requisite Lenders.

     14. Parties. This Agreement (i) shall be binding upon the Administrative Agent, the Lenders and the Loan Parties, and their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Administrative Agent, the Lenders and the Loan Parties, and their respective heirs, nominees, successors and assigns; provided, however, that no Loan Party may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Requisite Lenders, and any such assignment or attempted assignment without such prior written consent of the Requisite Lenders shall be void and of no effect with respect to the Administrative Agent and the Lenders.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original (including if delivered by facsimile transmission), but all such counterparts shall together constitute one and the same Agreement.

     16. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation thereof.

     17. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     18. Submission to Jurisdiction; Selection of Forum; Judicial Proceeding. Each of the parties hereto agrees that the provisions of Section 9.17 of the Credit Agreement shall be incorporated herein by reference and shall apply to any action with respect to this Agreement as if fully set forth herein.

     19. Severability. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof shall continue in full force and effect.

     20. Treatment. Pursuant to the terms of the Program, the Company agrees to provide the Lenders with “most favored nations” treatment, such that if any secured creditor or lessor of Holdings, the Company or any of their respective Subsidiaries is provided more favorable terms, taking all relevant facts and circumstances into account, with respect to an obligation under the Program than is provided to the Lenders hereunder, the Lenders will be offered such more favorable terms within three Business Days thereof.

     21. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and as consideration for the terms and conditions contained herein, each Loan Party, jointly and severally, makes the following representations and warranties to the Administrative Agent and the Lenders, each and all of which shall survive the execution and delivery of this Agreement and all of the other documents executed in connection herewith:

     (a) Each Loan Party is a corporation duly organized and validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization, and is duly authorized to do business and is duly qualified as a foreign corporation in all jurisdictions wherein the nature of its businesses or properties make such qualification necessary except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect, and has the corporate power and authority to own its respective properties and to carry on its respective businesses as now conducted.

          (b) Each Loan Party has the requisite corporate power and authority to deliver and perform this Agreement.

          (c) All corporate action required to be taken by the Loan Parties and their respective officers, directors and stockholders for the authorization, execution, delivery and performance of this Agreement has been taken. Each person executing this Agreement on behalf of the Loan Parties is an authorized officer of such Loan Party. This Agreement is a legal, valid and binding obligation of each of the Loan Parties, enforceable against each such party in accordance with their respective terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          (d) The execution, delivery and performance, by the Loan Parties of this Agreement (but not the amendments to the Loan Documents contemplated hereby) will not:

(i)	require any consent or approval of any Person which has not been obtained prior to, and which is not in full force and effect as of, the date of this Agreement;

(ii)	result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

(iii)	result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Lenders;

except where the failure to obtain such consents or approvals, breaches, defaults, accelerations, liens or encumbrances is not reasonably likely to have a Material Adverse Effect.

          (e) No Potential Event of Default or Event of Default under the Credit Agreement exists on the Agreement Effective Date (other than the Events).

     22. Survival of Representations and Warranties. All representations and warranties of the Credit Parties contained in this Agreement shall survive the execution of this Agreement and are material and have been or will be relied upon by the Administrative Agent and the Lenders, notwithstanding any investigation made by any person, entity or organization on the Administrative Agent’s or the Lenders’ behalf. No implied representations or warranties are created or arise as a result of this Agreement.

     23. Release. In consideration of the Administrative Agent’s and each Lender’s execution of this Agreement each Loan Party unconditionally and irrevocably acquits and fully forever releases and discharges each Lender and the Administrative Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Loan Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the date hereof and which were in any manner related to this Agreement, the Credit Agreement, any other Loan Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Loan Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

     24. Acknowledgment of Obligations. The Company agrees and acknowledges that all Obligations under the Credit Agreement are owed by it subject to no defense, set-off right or counterclaim, and each Loan Party agrees that each of the Loan Documents to which it is a party is valid and enforceable by the Lenders and the Administrative Agent against such Loan Party. Each Loan Party hereby reaffirms all of its obligations under each of the Loan Documents to which it is a party. Each Loan Party agrees that it shall not dispute the validity or enforceability of the Loan Documents, any of its obligations thereunder, or the validity, priority, enforceability or extent of the Administrative Agent’s Lien against any item of collateral described in the Loan Documents, in any judicial, administrative or other proceeding.

     25. Ratification of Holdings Guaranty. Holdings ratifies its guaranty of the Obligations and acknowledges and agrees that the Holdings Guaranty remains in full force and effect.

     26. Confidentiality. Holdings and the Company agree that this Agreement is confidential and that, unless the Administrative Agent has otherwise consented in writing, the terms hereof will not be disclosed by Holdings or the Company to any person or entity other than their respective officers, directors, employees, accountants, attorneys and other advisors, and then only on a “need to know” basis in connection with the transactions contemplated hereby and on a confidential basis, except to the extent disclosure is necessary in connection with the Pre- Negotiated Plan (and related disclosure statement) to other stakeholders of the Company.

     27. Grounding of Aircraft, (a) The Loan Documents shall be amended to provide that the Company shall have the right to ground no more than one (1) of the Financed Aircraft at any time, provided that the Airframe of such Financed Aircraft (with such engines as are then on the airframe) is grounded in an FAA-approved storage program that is acceptable to the Administrative Agent and the Requisite Lenders (the “Storage Program”), it being understood and agreed that the Company’s Storage Program in Roswell, New Mexico (as in effect on the date hereof) is acceptable to the Administrative Agent and the Requisite Lenders. In addition, the Company covenants to provide the work cards generated by the provider of the Storage

Program to S-P on a monthly basis. Except to the extent compliance by the Company is required under the terms of the Storage Program, such amendment will waive the Company’s compliance with the maintenance provisions of the Loan Documents (solely with respect to such grounded Aircraft) and any Potential Event of Default or Event of Default that results solely due to the Company’s failure to so comply so long as the Airframe of such Financed Aircraft remains subject to the Storage Program at all times such Financed Aircraft is so grounded and the Company is in full compliance with the Storage Program. The foregoing waiver will not apply to any obligation of the Company pursuant to the Loan Documents to maintain records. If Engines are not the only engines installed on the Airframe at the time such Financed Aircraft is grounded, no later than sixty (60) days after receipt of a request in writing from the Administrative Agent or the Requisite Lenders, the Company shall cause Engines to be installed on the Airframe and such Engines to be subject to the Storage Program.

          (b) Notwithstanding the foregoing clause (a) of this paragraph 27, the Loan Documents will be amended to provide that (i) so long as any Financed Aircraft (including any Engines) are grounded, stored or are otherwise not maintained in a condition to be utilized in commercial operations throughout the world (including, without limitation, the failure to maintain a FAA airworthiness certificate with respect the Airframe) (each such Financed Aircraft, a “Grounded Aircraft” and each such Engine, a “Stored Engine”), Holdings, the Company and each of their respective Subsidiaries will not be permitted to purchase, lease or take delivery of (I) any aircraft whilst any Financed Aircraft is a Grounded Aircraft, other than the scheduled delivery of an aircraft from Boeing in September 2006 and the lease of up to five (5) Boeing 747 aircraft at any time, with each such lease to have a term of no longer than six (6) months (with no option to extend or renew such lease (other than any option to extend or renew at the then prevailing market rate at the date of expiration of the current term of such lease for an additional term of up to six (6) months)) or (II) any engine of a type that could be installed on any Boeing 747-200 or 747-300 aircraft whilst any Engine is a Stored Engine (other than any engine installed on a Financed Aircraft), other than leases of engines solely in order to replace an engine that has suffered unexpected in-flight damage, with such leases to have a term of no longer than one (1) month (with no option to extend or renew such lease), (ii) the Company shall not be permitted to remove any Parts from the Grounded Aircraft and Stored Engines, except (x) as required by the Storage Program and (y) that Parts may be removed from the Grounded Aircraft and Stored Engines from time to time, if the removal of such Part is necessary to maintain other Airframes and Engines and so long as (I) the removal of such Part does not adversely affect the Company’s ability to comply with the Storage Program, (II) the Administrative Agent is provided with at least 24-hours prior written notice of the Company’s intent to remove such Part, (III) concurrently with the removal of such Part, the Company deposits cash in an amount equal to 150% of the cost to purchase a new part or a part that has a value, utility and remaining useful life at least equal to the Part removed (determined as of the time such Part was removed from such Grounded Aircraft or Stored Engine) in a cash collateral account to be established at the Administrative Agent (with such cash and accrued interest to be returned to the Company upon the replacement of such Part to the satisfaction of the Administrative Agent), (IV) such Part is replaced with a new part or a part that has a value, utility and remaining useful life at least equal to the Part removed (determined as of the time such Part was removed from such Grounded Aircraft or Stored Engine) as soon as practicable thereafter and in no event later than five (5) weeks after such Part was removed and (V) the Administrative Agent shall have the right to have a technical advisor present (at the Company’s expense) during the removal or installation of any Part on a Grounded Aircraft or Stored Engine.

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